NETSTREIT REPORTS SECOND QUARTER 2023 FINANCIAL AND OPERATING RESULTS

– Net loss of $(0.01) and Adjusted Funds from Operations ("AFFO") of $0.30 Per Diluted Share –

– Completed $119 Million of Investment Activity –

– Extended Maturity of Existing $175 Million Term Loan to 20271 –

– Subsequent to Quarter End, Closed New $250 Million Term Loan Due 20291 –

– Increased 2023 AFFO Per Share Guidance Midpoint and Raised Net Investment Guidance to At Least $450 Million –

– Increased Quarterly Dividend by 2.5% to $0.205 Per Share –

Dallas, TX – July 26, 2023 – NETSTREIT Corp. (NYSE: NTST) (the “Company”), today announced financial and operating results for the second quarter ended June 30, 2023.

“NETSTREIT had a strong second quarter completing $115 million in net investment activity at a blended cash yield of 6.8%. Our defensive net lease portfolio is benefiting from our focus on the highest credit quality U.S. retailers, which continue to provide us with ample investment opportunities via a variety of sourcing channels,” said Mark Manheimer, Chief Executive Officer of NETSTREIT. "In addition, we recently completed several debt transactions, which allowed us to substantially increase our liquidity profile, extend our nearest term debt maturity to 2027, and fix the interest rate on all our term loan facilities. With an improved balance sheet and a strong investment pipeline, we are increasing our 2023 AFFO per share guidance midpoint and our 2023 net investment activity guidance. Lastly, our board of directors has approved a 2.5% increase in our quarterly dividend to $0.205 per share."

SECOND QUARTER 2023 HIGHLIGHTS

The following table summarizes the Company's select financial results2 for the three and six months ended June 30, 2023.

	Three Months Ended June 30,
	2023	2022	% Change
Net (Loss) Income per Diluted Share	$(0.01)	$0.04	(125)%
Funds from Operations per Diluted Share	$0.28	$0.26	8%
Core Funds from Operations per Diluted Share	$0.29	$0.26	12%
Adjusted Funds from Operations per Diluted Share	$0.30	$0.28	7%

	Six Months Ended June 30,
	2023	2022	% Change
Net Income per Diluted Share	$0.01	$0.08	(88)%
Funds from Operations per Diluted Share	$0.56	$0.54	4%
Core Funds from Operations per Diluted Share	$0.57	$0.54	6%
Adjusted Funds from Operations per Diluted Share	$0.60	$0.57	5%
1.Includes the exercise of all extension options, which are at the Company's discretion.
2.Non-GAAP financial measure. See "Non-GAAP Financial Measures."

INVESTMENT ACTIVITY

The following table summarizes the Company's investment and disposition activities (dollars in thousands) for the three and six months ended June 30, 2023.

	Three Months Ended June 30, 2023		Six Months Ended June 30, 2023
	Number of Investments	Amount	Number of Investments	Amount
Investments	45	$119,017	116	$247,632
Dispositions	2	4,060	10	19,967
Net Investment Activity		$114,957		$227,665

Investment Activity
Cash Yield		6.8%		7.3%
% of ABR derived from Investment Grade Tenants		77.0%		77.7%
% of ABR derived from Investment Grade Profile Tenants		4.3%		11.0%
Weighted Average Lease Term (years)		11.6		10.8

Disposition Activity
Cash Yield		6.7%		6.8%
Weighted Average Lease Term (years)		4.2		5.3

The following tables summarize the Company's on-going development projects and estimated development costs (dollars in thousands) as of June 30, 2023.

Developments	Three Months Ended June 30, 2023
Amount Funded During the Quarter[1]	$13,706

As of June 30, 2023
Number of Developments	17
Amount Funded to Date[1]	$20,112
Estimated Funding Remaining on Developments[1]	20,692
Total Estimated Development Cost	$40,804
1.Excludes interest earning developments.

PORTFOLIO UPDATE

The following table summarizes the Company's real estate portfolio (weighted by ABR, dollars in thousands) as of June 30, 2023.

As of June 30, 2023
Number of Investments	531
ABR	$116,898
States	45
Square Feet	9,509,179
Tenants	87
Industries	25
Occupancy	100.0%
Weighted Average Lease Term (years)	9.4
Investment Grade %	67.7%
Investment Grade Profile %	14.1%

CAPITAL MARKETS AND BALANCE SHEET

The following table summarizes the Company's leverage, balance sheet, liquidity, ATM issuances, and settlement of our forward equity offerings (dollars in thousands, except per share data) as of and for June 30, 2023.

Leverage	As of June 30, 2023
Net Debt / Annualized Adjusted EBITDAre	4.6x

Liquidity
Unused Unsecured Revolver Capacity	$294,000
Cash, Cash Equivalents and Restricted Cash	13,140
Total Liquidity	$307,140
Plus: Maximum Available Principal of 2029 Term Loan	250,000
Total Proforma Liquidity	$557,140

Forward Equity
Shares Outstanding as of June 30, 2023	—
Shares Settled During Quarter	4,763,320
Weighted Average Price Per Share	$20.20
Net Proceeds Received	$91,116

ATM Program
Shares Issued During Quarter	1,364,815
Weighted Average Price Per Share	$17.53
Net Proceeds	$23,420

ATM Capacity	$250,000
Aggregate Gross ATM Sales through June 30, 2023	$122,697
ATM Capacity Remaining as of June 30, 2023	$127,303

DEBT ACTIVITY

On June 15, 2023, the Company closed on the amendment and restatement of its existing $175.0 million senior unsecured term loan to extend the maturity to January 2026 from December 2024, with a one-year extension option to further extend the maturity to January 2027, at the Company's discretion.

SUBSEQUENT DEBT ACTIVITY

Subsequent to quarter end, the Company closed a new three-year $250.0 million sustainability-linked senior unsecured term loan facility with a delayed draw option (the "Term Loan"). The Term Loan initially matures in July 2026 and includes two one-year options and one six-month option to extend the maturity to January 2029 (5.5-year term) at the Company's discretion, and an accordion feature that allow the Company to increase the aggregate availability under the Term Loan to $400.0 million. At close on July 3, 2023, the initial amount drawn on the Term Loan was $150.0 million.

The following table summarizes the terms of the Term Loan (dollars in thousands).

2029 Term Loan
Fully Extended Maturity Date	January 2029
Initial Principal Drawn	$150,000
Maximum Available Principal	$250,000
Full Capacity if Accordion Exercised	$400,000
All-In Fixed Interest Rate[1]	4.99%
1.All-in fixed rate consists of the fixed rate SOFR swap of 3.64%, plus a credit spread adjustment of 0.10% and a borrowing spread of 1.15%.

DIVIDEND

On July 24, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.205 per share for the third quarter of 2023. On an annualized basis, the dividend of $0.82 per share of common stock represents an increase of $0.02 per share over the previous annualized dividend. The dividend will be paid on September 15, 2023 to shareholders of record on September 1, 2023.

2023 GUIDANCE

The Company is updating its full year 2023 AFFO per share guidance range to $1.20 to $1.23 from the prior range of $1.17 to $1.23. The Company is also increasing its 2023 net investment activity guidance to at least $450.0 million, from $400.0 million as previously announced.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

EARNINGS CONFERENCE CALL

A conference call will be held on Thursday, July 27, 2023 at 11:00 AM ET. During the conference call the Company’s officers will review second quarter performance, discuss recent events, and conduct a question and answer period.

The webcast will be accessible on the “Investor Relations” section of the Company’s website at www.NETSTREIT.com. To listen to the live webcast, please go to the site at least fifteen minutes prior to the scheduled start time to register, as well as download and install any necessary audio software. A replay of the webcast will be available for 90 days on the Company’s website shortly after the call.

The conference call can also be accessed by dialing 1-877-451-6152 for domestic callers or 1-201-389-0879 for international callers. A dial-in replay will be available starting shortly after the call until August 3, 2023, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13739741.

SUPPLEMENTAL PACKAGE

The Company’s supplemental package will be available prior to the conference call in the Investor Relations section of the Company’s website at www.investors.netstreit.com.

About NETSTREIT Corp.

NETSTREIT Corp. is an internally managed real estate investment trust (REIT) based in Dallas, Texas that specializes in acquiring single-tenant net lease retail properties nationwide. The growing portfolio consists of high-quality properties leased to e-commerce resistant tenants with healthy balance sheets. Led by a management team of seasoned commercial real estate executives, NETSTREIT’s strategy is to create the highest quality net lease retail portfolio in the country with the goal of generating consistent cash flows and dividends for its investors.

Investor Relations
ir@netstreit.com
972-597-4825

NON-GAAP FINANCIAL MEASURES

This press release contains non-GAAP financial measures, including FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Annualized Adjusted EBITDAre, Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI Estimated Run Rate, Total Property-Level Cash NOI Estimated Run Rate and Net Debt. A reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, and definitions of each non-GAAP measure, are included below.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning our business and growth strategies, investment, financing and leasing activities, including estimated development costs, and trends in our business, including trends in the market for single-tenant, retail commercial real estate. Words such as “expects,” “anticipates,” “intends,” “plans,” “likely,” “will,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such statements included in this press release may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. For a further discussion of these and other factors that could impact future results, performance or transactions, see the information under the heading “Risk Factors” in our Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023 and other reports filed with the SEC from time to time.  Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. New risks and uncertainties may arise over time and it is not possible for us to predict those events or how they may affect us. Many of the risks identified herein and in our periodic reports have been and will continue to be heightened as a result of the ongoing and numerous adverse effects arising from macroeconomic conditions, including inflation, interest rates and instability in the banking system. We expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by law.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Real estate, at cost:
Land	$424,821	$401,146
Buildings and improvements	1,005,884	907,084
Total real estate, at cost	1,430,705	1,308,230
Less accumulated depreciation	(80,527)	(62,526)
Property under development	24,192	16,796
Real estate held for investment, net	1,374,370	1,262,500
Assets held for sale	37,915	23,208
Mortgage loans receivables, net	107,758	46,378
Cash, cash equivalents and restricted cash	13,140	70,543
Lease intangible assets, net	158,067	151,006
Other assets, net	56,508	52,057
Total assets	$1,747,758	$1,605,692
Liabilities and equity
Liabilities:
Term loans, net	$372,686	$373,296
Revolving credit facility	106,000	113,000
Mortgage note payable, net	7,896	7,896
Lease intangible liabilities, net	27,434	30,131
Liabilities related to assets held for sale	83	406
Accounts payable, accrued expenses and other liabilities	29,064	22,540
Total liabilities	543,163	547,269
Commitments and contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 66,991,597 and 58,031,879 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	670	580
Additional paid-in capital	1,260,879	1,091,514
Distributions in excess of retained earnings	(90,329)	(66,937)
Accumulated other comprehensive income	24,082	23,673
Total stockholders’ equity	1,195,302	1,048,830
Noncontrolling interests	9,293	9,593
Total equity	1,204,595	1,058,423
Total liabilities and equity	$1,747,758	$1,605,692

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Rental revenue (including reimbursable)	$29,707	$22,048	$58,180	$42,970
Interest income on loans receivable	1,923	586	2,901	997
Total revenues	31,630	22,634	61,081	43,967
Operating expenses
Property	3,530	2,685	7,467	5,617
General and administrative	5,260	4,865	10,168	9,057
Depreciation and amortization	15,847	11,751	30,795	22,730
Provisions for impairment	2,836	1,114	2,836	1,114
Transaction costs	15	488	124	653
Total operating expenses	27,488	20,903	51,390	39,171
Other income (expense)
Interest expense, net	(5,521)	(1,522)	(9,465)	(2,691)
Gain on sales of real estate, net	615	1,858	296	2,019
Loss on debt extinguishment	(128)	—	(128)	—
Other income	68	36	220	36
Total other (expense) income, net	(4,966)	372	(9,077)	(636)
Net (loss) income before income taxes	(824)	2,103	614	4,160
Income tax benefit (expense)	32	(93)	75	(184)
Net (loss) income	(792)	2,010	689	3,976
Net (loss) income attributable to noncontrolling interests	(1)	23	8	47
Net (loss) income attributable to common stockholders	$(791)	$1,987	$681	$3,929
Amounts available to common stockholders per common share:
Basic	$(0.01)	$0.04	$0.01	$0.08
Diluted	$(0.01)	$0.04	$0.01	$0.08
Weighted average common shares:
Basic	61,043,531	48,140,041	59,600,630	46,279,122
Diluted	61,043,531	48,951,833	60,294,734	47,277,468

NETSTREIT CORP. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO FFO, CORE FFO AND ADJUSTED FFO
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net (loss) income	$(792)	$2,010	$689	$3,976
Depreciation and amortization of real estate	15,769	11,598	30,653	22,460
Provisions for impairment	2,836	1,114	2,836	1,114
Gain on sales of real estate, net	(615)	(1,858)	(296)	(2,019)
FFO	$17,198	$12,864	$33,882	$25,531
Adjustments:
Non-recurring executive transition costs, severance and related charges	201	—	214	—
Loss on debt extinguishment and other related costs	223	—	223	—
Gain on insurance proceeds	(35)	(36)	(47)	(36)
Core FFO	$17,587	$12,828	$34,272	$25,495
Adjustments:
Straight-line rent adjustments	(151)	(346)	(462)	(872)
Amortization of deferred financing costs	336	157	615	314
Amortization of above/below-market assumed debt	29	—	57	—
Amortization of loan origination costs	28	13	56	31
Amortization of lease-related intangibles	(184)	(166)	(397)	(331)
Capitalized interest expense	(150)	(46)	(284)	(103)
Non-cash compensation expense	1,252	1,298	2,279	2,343
AFFO	$18,747	$13,738	$36,136	$26,877

Weighted average common shares outstanding, basic	61,043,531	48,140,041	59,600,630	46,279,122
Operating partnership units outstanding	507,773	527,539	509,588	539,054
Unvested restricted stock units	152,785	235,295	164,322	264,784
Unsettled shares under open forward equity contracts	—	48,958	20,194	194,508
Weighted average common shares outstanding, diluted	61,704,089	48,951,833	60,294,734	47,277,468

FFO per common share, diluted	$0.28	$0.26	$0.56	$0.54
Core FFO per common share, diluted	$0.29	$0.26	$0.57	$0.54
AFFO per common share, diluted	$0.30	$0.28	$0.60	$0.57

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, EBITDAre AND ADJUSTED EBITDAre
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2023		2022
	(Unaudited)
Net (loss) income	$(792)		$2,010
Depreciation and amortization of real estate	15,769		11,598
Amortization of lease-related intangibles	(184)		(166)
Non-real estate depreciation and amortization	78		153
Interest expense, net	5,521		1,522
Income tax expense (benefit)	(32)		93
Loss on debt extinguishment	128		—
Amortization of loan origination costs	28		13
EBITDA	20,516		15,223
Adjustments:
Provision for impairments	2,836		1,114
Gain on sales of real estate, net	(615)		(1,858)
EBITDAre	22,737		14,479
Adjustments:
Straight-line rent adjustments	(151)		(346)
Loss on debt extinguishment and other related costs	223		—
Non-recurring executive transition costs, severance and related charges	201		—
Gain on insurance proceeds	(35)		(36)
Other non-recurring expenses	242		—
Non-cash compensation expense	1,252		1,298
Adjustment for construction in process(1)	334		189
Adjustment for intraquarter investment activities(2)	817		1,701
Adjusted EBITDAre	$25,620		$17,285

Annualized Adjusted EBITDAre(3)	$102,480
Net debt / Annualized Adjusted EBITDAre	4.6	x

	As of June 30, 2023
Total Debt	$489,435
Cash, cash equivalents and restricted cash	(13,140)
Value of outstanding forward equity(4)	—
Net Debt	$476,295

(1) Adjustment reflects the estimated cash yield on non-interest earning construction in process balances as of period end.
(2) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including interest earning developments and interest earning loan activity completed during the three months ended June 30, 2023, and June 30, 2022 had occurred on April 1, 2023, and April 1, 2022, respectively.
(3) We calculate Annualized Adjusted EBITDAre by multiplying Adjusted EBITDAre by four.
(4) There were no unsettled shares under forward equity contracts as of June 30, 2023.

RECONCILIATION OF NET INCOME (LOSS) TO NOI AND CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net (loss) income	$(792)	$2,010	$689	$3,976
General and administrative	5,260	4,865	10,168	9,057
Depreciation and amortization	15,847	11,751	30,795	22,730
Provisions for impairment	2,836	1,114	2,836	1,114
Transaction costs	15	488	124	653
Interest expense, net	5,521	1,522	9,465	2,691
Gain on sales of real estate, net	(615)	(1,858)	(296)	(2,019)
Income tax expense (benefit)	(32)	93	(75)	184
Loss on debt extinguishment	128	—	128	—
Interest income on mortgage loans receivable	(1,923)	(586)	(2,901)	(997)
Other income	(68)	(36)	(220)	(36)
Property-Level NOI	26,177	19,363	50,713	37,353
Straight-line rent adjustments	(151)	(346)	(462)	(872)
Amortization of lease-related intangibles	(184)	(166)	(397)	(331)
Property-Level Cash NOI	$25,842	$18,851	$49,854	$36,150
Adjustment for intraquarter acquisitions, dispositions and interest earning development(1)	687
Property-Level Cash NOI Estimated Run Rate	26,529
Interest income on mortgage loans receivable	1,923
Adjustments for intraquarter mortgage loan activity(2)	130
Total Cash NOI - Estimated Run Rate	$28,582

(1) Adjustment assumes all re-leasing activity, investments in and dispositions of real estate, including interest earning developments, completed during the three months ended June 30, 2023, had occurred on April 1, 2023.
(2) Adjustment assumes all loan activity completed during the three months ended June 30, 2023, had occurred on April 1, 2023.

NON-GAAP FINANCIAL MEASURES

FFO, Core FFO and AFFO

The National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a widely accepted non-GAAP financial measure of operating performance known as FFO. Our FFO is net income in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property.

Core FFO is a non-GAAP financial measure defined as FFO adjusted to remove the effect of unusual and non-recurring items that are not expected to impact our operating performance or operations on an ongoing basis. These have included non-recurring executive transition costs, severance and related charges, gain on insurance proceeds, and loss on debt extinguishments and other related costs.

AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above- and below-market lease-related intangibles, amortization of lease incentives, capitalized interest expense, non-cash compensation expense, amortization of deferred financing costs, amortization of above/below-market assumed debt, and amortization of loan origination costs.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.

We further consider FFO, Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre

We compute EBITDA as earnings before interest expense, income tax expense, and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and impairment charges on depreciable real property.

Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, non-cash compensation expense, non-recurring executive transition costs, severance and related charges, loss on debt extinguishment and other related costs, gain on insurance proceeds, other non-recurring expenses, adjustment for construction in process, and adjustment for intraquarter activities. Beginning in the quarter ended June 30, 2023, we modified our definition of Adjusted EBITDAre to include adjustments for construction in process and intraquarter investment activities. Prior periods have been recast to reflect this new definition.

Annualized Adjusted EBITDAre is Adjusted EBITDAre multiplied by four.

We present EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

We calculate our Net Debt as our principal amount of total debt outstanding excluding deferred financing costs, net discounts and debt issuance costs less cash, cash equivalents and restricted cash available for future investment. We believe excluding cash, cash equivalents and restricted cash available for future investment from our principal amount, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. We further adjust Net Debt by the value of outstanding forward equity as of period end. We believe these adjustments are additional beneficial disclosures to investors and analysis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are non-GAAP financial measures which we use to assess our operating results. We compute Property-Level NOI as net income (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), income tax expense, transaction costs, depreciation and amortization, gains (or losses) on sales of depreciable property, real estate impairment losses, interest income on mortgage loans receivable, loss on debt extinguishment, and other income (or expense). We further adjust Property-Level NOI for non-cash revenue components of straight-line rent and amortization of lease-intangibles to derive Property-Level Cash NOI. We further adjust Property-Level Cash NOI for intraquarter acquisitions, dispositions and interest earning developments to derive Property-Level Cash NOI - Estimated Run Rate. We further adjust Property-Level Cash NOI - Estimated Run Rate for interest income on mortgage loans receivable and intraquarter mortgage loan activity to derive Total Cash NOI - Estimated Run Rate. We believe Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

Property-Level NOI, Property-Level Cash NOI, Property-Level Cash NOI - Estimated Run Rate, and Total Cash NOI - Estimated Run Rate are not measurements of financial performance under GAAP, and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

OTHER DEFINITIONS

ABR is annualized base rent as of the most recent quarter end for all leases that commenced, annualized cash interest on mortgage loans receivable, and the cash yield on amounts funded to date on interest earning construction in process.

Cash Yield is the annualized base rent contractually due from acquired properties, interest income from mortgage loans receivable, completed developments, and interest earned from construction in process, divided by the gross investment amount, or gross proceeds in the case of dispositions.

Investments are lease agreements in place at owned properties, properties that have leases associated with mortgage loans receivable, developments where rent commenced, interest earning developments, or in the case of master lease arrangements each property under the master lease is counted as a separate lease.

Investment Grade are investments, or investments that are subsidiaries of a parent entity, with a credit rating of BBB- (S&P/Fitch), Baa3 (Moody's) or NAIC2 (National Association or Insurance Commissioners) or higher.

Investment Grade Profile are investments with investment grade credit metrics (more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x), but do not carry a published rating from S&P, Fitch, Moody's, or NAIC.

Occupancy is expressed as a percentage, and is the number of economically occupied properties divided by the total number of properties owned, excluding mortgage loans receivable and properties under development.

Weighted Average Lease Term is weighted by the annualized base rent, excluding lease extension options and investments associated with mortgage loans receivable.